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                                                                    EXHIBIT 10.8

                            DETAILS HOLDINGS CORP.
                                  BONUS PLAN


1.   PURPOSE

     The purpose of this Plan is to provide a financial incentive to retain key employees of the Company and any of its Subsidiaries and to facilitate the exercise by that key employee of his or her options to purchase shares of Common Stock of Details Holdings Corp., a California corporation ("Details").
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2.   DEFINITIONS

     (a)  "Board" means the Board of Directors of the Company.
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     (b)  "Cash Bonus Units" means the Class A Cash Bonus Units and the Class L
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Cash Bonus Units.

     (b)  "Class A Cash Bonus Units" means the Class A cash bonus units subject
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to the Plan.

     (b)  "Class L Cash Bonus Units" means the Class L cash bonus units subject
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to the Plan.

     (c)  "Committee" means the members of the Company's Compensation Committee.
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     (d)  "Company" means Dynamic Circuits, Inc., a Delaware corporation.
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     (e)  "Participant" means an employee of the Company entitled to receive an
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award of Cash Bonus Units as set forth in a Letter of Grant.

     (f)  "Plan" means this Cash Bonus Plan, as amended from time to time.
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3.   PLAN ADMINISTRATION

     3.1 POWERS. The Plan shall be administered by the Committee, and the Committee shall interpret and apply all of its provisions and resolve any and all questions arising under the Plan. The Committee may establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan, consistent with the terms of the Plan. Any action taken or decision made by the Committee shall be final, conclusive and binding upon all Participants and upon any other persons who claim benefits or payments under the Plan. The Committee shall act by majority vote taken at a meeting or by a written consent signed by a majority of Committee members; provided, however, that a Committee member who
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is also a Participant shall not vote on any matter which directly affects that member's benefits under the Plan.

     3.2 EXEMPTION FROM LIABILITY. The members of the Committee and the members of the Board, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct which constitute willful misconduct.

4.   TERM OF PLAN

     This Plan shall be effective as of July 23, 1998 and shall continue in effect for ten (10) years unless sooner terminated in accordance with Section
7.5 hereto.

5.   GRANTING OF CASH BONUS UNITS

     The Committee shall reserve a total of up to 261,930.2009 Class A Cash Bonus Units and up to 33,260.4275 Class L Cash Bonus Units for issuance to the Participants. The Company may grant such Cash Bonus Units to the Participant by delivering a Letter of Grant to the Participant setting forth the number of Cash Bonus Units so granted. The Cash Bonus Units granted, subject to satisfaction of the conditions and limitations of Section 6.1 of this Plan, shall entitle the Participant to receive a payment in the amount set forth in the Letter of Grant per Cash Bonus Unit (the "Payment Value") from the Company.
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6.   PAYMENT OF CASH BONUS UNITS

     6.1 CONDITIONS AND LIMITATIONS TO PAYMENT. The Participant shall be entitled to receive from the Company the Payment Value for each Cash Bonus Unit only if and to the extent that (i) the Participant has exercised his or her Option to purchase a share of Details' Class A-5 Common Stock or Class L Common Stock, as applicable, pursuant to the Option Agreement or Employment Agreement, as applicable, dated July 23, 1998 entered into by Details, the Company and the Participant under the 1996 Details' Dynamic Circuits 1996 Stock Option Plan (the "1996 Plan") or the Details' Dynamic Circuits 1997 Stock Option Plan (the "1997
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Plan") and (ii) the Payment Value is applied to the exercise price of the Option
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so exercised. The terms "Option," "Shares" and "Option Agreement" are as defined in the 1996 Plan or the 1997 Plan as applicable. Notwithstanding anything to the contrary set forth in this Plan, the Participant's entitlement to payment under the Plan, and all Cash Bonus Units allocated to a Participant under the Plan, shall lapse and terminate on the date that Participant's ability to exercise his or her Option under the 1996 Plan or the 1997 Plan, as applicable, and the Option Agreement terminates.

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     6.2  PAYROLL TAXES.  All payments under this Plan shall be subject to reduction for any required income tax withholding and other payroll tax obligations of the Company with respect to such payments.

7.   MISCELLANEOUS

     7.1 EMPLOYMENT RIGHTS. This Plan shall not be deemed to create a contract of employment between Details or the Company and any Participant and shall create no right in any Participant to continue in the employ of Details or the Company for any specific period of time, or to create any other rights in any Participant or obligations on the part of the Company, except as are set forth expressly in this Plan. Except as may be otherwise set forth in a written agreement between a Particant and the Company, each Participant is an "at will" employee of the Company and under no circumstances shall this Plan or the existence of this Plan restrict the Company's right to terminate the employment of any Participant.

     7.2 NO OWNERSHIP OR OTHER RIGHTS. THE CASH BONUS UNITS DO NOT REPRESENT SHARES OF STOCK OR OTHER SECURITIES OR INTERESTS OF ANY KIND IN DETAILS, THE COMPANY OR ANY OF ITS AFFILIATES. This Plan is a compensation program only and shall not be deemed to give any Participant any ownership or other right, power or interest (investment, voting or otherwise) in the Company or any of its affiliates or create any partnership, joint venture or fiduciary relationship of any kind between any Participant and the Company or any of its affiliates.

     7.3 BENEFITS UNFUNDED AND UNSECURED. The rights of a Participant shall be solely those of an unsecured general creditor of the Company, and the Company's obligation shall be an unfunded and unsecured promise to pay the cash amounts set forth in this Plan. Neither the Participant nor any other persons shall have any rights, interest or claims whatsoever in any of the Company's assets. The Company's obligations under this Plan shall be satisfied from the general assets of the Company, and any asset which may be used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust or escrow for the benefit of the Participant or his/her beneficiaries, nor shall it be considered security for the performance of the obligations of the Company.

     7.4 NO ASSIGNMENT. No payment, benefit or rights of a Participant under this Plan shall be subject in any manner to sale, transfer, alienation, assignment, pledge, encumbrance, or attachment and any attempt to effect such a transfer shall be void.

     7.5 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law and no such amendment, suspension or termination shall

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impair the rights of Participants under outstanding Cash Bonus Units without the consent of the Participants affected thereby.

     7.6 GOVERNING LAW. This Plan shall be governed and construed under the laws of the State of California.

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